EXHIBIT 99.2

QUINN’S OILFIELD SUPPLY LTD.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended August 31, 2011

(UNAUDITED)

QUINN’S OILFIELD SUPPLY LTD.
CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS
 (Expressed in Canadian Dollars)
(Unaudited)

		August 31,	February 28,	March 1,
	Note	2011	2011	2010
			(Note 26)	(Note 26)
		$	$	$
ASSETS
Current assets
Cash		1,996,865	4,046,937	3,210,026
Trade and other receivables	5	25,460,249	24,431,410	19,863,014
Inventories	6	23,417,534	23,242,076	16,956,355
Income taxes recoverable		-	-	879,498
Prepaid expenses		951,910	413,349	429,418
Due from related parties		-	-	1,262,490
Assets held for sale	20	104,487	175,847	-

Total current assets		51,931,045	52,309,619	42,600,801

Non-current assets
Property, plant and equipment	7	29,890,683	28,988,015	31,033,257
Goodwill	8	10,816,108	10,785,659	6,826,304
Intangible assets	9	9,774,531	10,328,286	3,333,304
Deferred income taxes		59,272	878,126	15,315

Total assets		102,471,639	103,289,705	83,808,981

LIABILITIES
Current liabilities
Bank indebtedness	10	5,655,929	7,147,628	4,525,697
Trade and other payables	11	12,396,529	16,116,233	9,884,951
Income taxes payable		1,871,812	677,607	-
Current portion of long term debt	12	8,495,586	4,108,092	206,156
Deferred income		-	509,571	-
Due to related parties		168,902	1,414,874	-
Provisions	13	700,531	675,945	322,739
Preferred shares	14	-	-	1,653,600

Total current liabilities		29,289,289	30,649,950	16,593,143

Non-current liabilities
Long term debt	12	4,888,604	12,263,729	5,123,896
Provisions	13	1,460,754	1,960,404	2,526,649
Deferred income taxes		1,997,337	1,464,477	1,567,084

Total liabilities		37,635,984	46,338,560	25,810,772

SHAREHOLDERS‘ EQUITY
Share capital	14	100	100	100
Retained earnings		62,060,368	54,287,333	58,331,304
Foreign currency translation reserve		(636,606)	(869,148)	-
Non-controlling interest	15	3,411,793	3,532,860	(333,195)
Total shareholders’ equity and non-controlling interest		64,835,655	56,951,145	57,998,209
Total liabilities and shareholders’ equity		102,471,639	103,289,705	83,808,981

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

QUINN’S OILFIELD SUPPLY LTD.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in Canadian Dollars)
(Unaudited)

	Note	2011	2010
For the six months ended August 31			(Note 26)
		$	$
Revenue		70,393,143	54,884,077
Cost of goods and services	16	38,449,454	30,380,811
Gross profit		31,943,689	24,503,266

General and administrative	16	19,563,505	14,278,412
Finance costs		302,848	320,011
Total expenses		19,866,353	14,598,423
Income from operations		12,077,336	9,904,843

Other income (expense)	18	205,694	13,162

Income before income taxes		12,283,030	9,918,005
Current income taxes	17	2,529,469	3,011,383
Deferred income taxes	17	1,318,519	142,911
Net income from continuing operations		8,435,042	6,763,711
Loss from discontinued operations	20	(279,076)	(281,170)

Net income		8,155,966	6,482,541

Net income for the period attributable to:
Common shareholders		8,277,033	6,488,727
Non-controlling interest		(121,067)	(6,186)
		8,155,966	6,482,541

Basic and diluted earnings per common share from:
Continuing operations		8,435	6,764
Discontinued operations		(279)	(281)
Total income		8,156	6,483

Weighted average number of shares outstanding		1,000	1,000

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the six months ended August 31	2011	2010
Net income	8,155,966	6,482,541
Other comprehensive income:
Foreign currency translation adjustment to equity	232,542	158,318
Other comprehensive income	232,542	158,318
Total comprehensive income	8,388,508	6,640,859

Total comprehensive income for the period attributable to:
Common shareholders	8,509,575	6,647,045
Non-controlling interest	(121,067)	(6,186)
	8,388,508	6,640,859

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

QUINN’S OILFIELD SUPPLY LTD.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
 (Expressed in Canadian Dollars)
(Unaudited)

				Foreign
				Currency	Non-
		Share	Retained	Translation	controlling
	Note	Capital	Earnings	Reserve	Interest	Total
		$	$	$		$
Balance as at March 1, 2010		100	58,331,304	-	(333,195)	57,998,209
Dividends paid			(510,000)			(510,000)
Deferred income taxes			(18,001)			(18,001)
Effect of business combination					3,660,000	3,660,000
Foreign currency translation adjustment				158,318		158,318
Net income for the period			6,488,727		(6,186)	6,482,541
Balance at August 31, 2010		100	64,292,030	158,318	3,320,619	67,771,067

Dividends paid			(11,560,000)			(11,560,000)
Deferred income taxes			91,148			91,148
Effect of transactions with owners			(333,345)		333,345	-
Foreign currency translation adjustment				(1,027,466)		(1,027,466)
Net income for the period			1,797,500		(121,104)	1,676,396
Balance at February 28, 2011		100	54,287,333	(869,148)	3,532,860	56,951,145

Dividends paid			(480,000)			(480,000)
Deferred income taxes			(23,998)			(23,998)
Foreign currency translation adjustment				232,542		232,542
Net income for the period			8,277,033		(121,067)	8,155,966
Balance at August 31, 2011		100	62,060,368	(636,606)	3,411,793	64,835,655

	August 31, 2011	February 28, 2011	August 31, 2010
Dividend per common share paid during the 6 month period ended	480	11,560	510

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

QUINN’S OILFIELD SUPPLY LTD.
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)
(Unaudited)

For six months ended August 31	2011	2010

OPERATING ACTIVITIES
Net income from continuing operations	$8,435,042	$6,763,711
Adjustments to reconcile net (loss) to net cash from (used in) operating activities:
Depreciation	2,128,295	1,491,278
Amortization	566,536	381,242
Accretion expense	147,266	47,519
(Gain) loss on disposal of property, plant, and equipment	(219,946)	236,729
Future income taxes	2,521,723	1,204,940
Changes in non-cash working capital balances	(5,797,688)	(912,291)
Net cash used in continuing operating activities	7,781,228	9,213,128
Net cash from (used in) discontinued operations	(237,496)	(350,752)

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,718,824)	(5,700,830)
Proceeds from disposal of property, plant and equipment	889,140	12,961,316
Repayment of provisions	(630,376)	(258,865)
Advances to related parties	-	(6,104,739)
Business acquisitions - Grenco Industries Ltd.	-	(12,799,000)
Cash flow used in continuing investing activities	(3,460,060)	(11,902,118)
Net cash from discontinued investing operations	71,360	(128,898)

FINANCING ACTIVITIES
Repayments of long term debt	(2,987,631)	-
Redemption of preferred shares	-	(1,653,600)
Advances from related parties	(1,245,972)	-
Advances from (to) shareholders	-	-
Proceeds from bank indebtedness	(1,491,701)	(1,631,954)
Proceeds from long term financing	-	3,896,499
Dividends paid	(480,000)	(510,000)
	(6,205,304)	100,945

INCREASE (DECREASE) IN CASH FLOW	(2,050,272)	(3,067,695)
CASH, BEGINNING OF PERIOD	4,046,937	3,210,026
CASH, END OF PERIOD	$1,996,665	$142,331

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND CORPORATE INFORMATION

Quinn’s Oilfield Supply Ltd. (“Quinn’s”) is a Canadian controlled private company engaged in the business of manufacturing reciprocating and progressing cavity pumps for the oil and gas industry. The address of the registered office is 4080 – 77 Street, Red Deer, Alberta. These unaudited condensed interim consolidated financial statements (“Interim Financial Statements”) as at August 31, 2011 and for the six months ended August 31, 2011 and 2010, are comprised of Quinn’s and its subsidiaries (together referred to as the “Company”). The entities included in these consolidated financial statements are described in Note 2.

NOTE 2 – BASIS OF PRESENTATION

(a)	Statement of compliance

International Financial Reporting Standards (“IFRS”) require an entity adopting IFRS, in its first annual financial statements under IFRS, to make an explicit and unreserved statement in those financial statements of compliance with IFRS. The Company will make this statement when it issues its 2012 annual financial statements. The Interim Financial Statements have been prepared using accounting policies consistent with IFRS and in accordance with IAS 34, “Interim Financial Reporting” (“IAS 34”) as issued by the International Accounting Standards Board. The Company applied IFRS 1, First time Adoption of International Financial Reporting Standards, as at March 1, 2010. An explanation of how the transition to IFRS has affected the reported financial position, financial performance and cash flows of the Company is provided in Note 26.

Previously, the Company prepared its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“previous GAAP”) as set out in the Handbook of the Canadian Institute of Chartered Accountants (“CICA Handbook”). In 2010, the CICA Handbook was revised to incorporate IFRS and gave the option to privately held enterprises, such as the Company, to apply such standards effective for years beginning on or after January 1, 2011. Accordingly, the Company has commenced reporting on this basis in these financial statements. In these financial statements, the term “previous GAAP” refers to Canadian GAAP before the adoption of IFRS. Previous GAAP differs in some areas from IFRS. In preparing the Interim Financial Statements, management has amended certain accounting and measurements which were previously applied in the previous GAAP financial statements to comply with IFRS. The comparative figures for 2011 were restated to reflect these adjustments. Note 26 discloses the impact of the transition to IFRS on the Company’s reported financial position, results of operations and cash flows, including the nature and effect of significant changes in accounting policies from those used in the Company’s consolidated financial statements for the year ended February 28, 2011.

These financial statements should be read in conjunction with the Company’s 2011 audited annual consolidated financial statements and in consideration of the IFRS transition disclosures included in Note 26 to these financial statements.

The preparation of the Interim Financial Statements in accordance with IAS 34 requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity and areas where assumptions and estimates are significant to the Interim Financial Statements are disclosed in Note 4.

The Company’s Canadian geographic segment is subject to seasonal fluctuations as a result of weather conditions. In particular, the rental and sale of the Company’s product and services re dependent on the drilling activity in the oil and gas industry. In Western Canada, drilling activity is seasonal, with higher drilling activity in the winter and, due to spring break-up conditions, lower activity in the spring and summer. The drilling industry in the United States is not as seasonal because it is not as affected by spring break-up activities. Historically, oilfield service activities are higher in the first and fourth quarters of the year, resulting in higher revenues in those periods.

The Interim Financial Statements were authorized and approved for issuance by the Board of Directors on February 8, 2012.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 2 – BASIS OF PRESENTATION (continued)

(b)	Basis of measurement

The condensed interim consolidated financial statements have been prepared on the historical cost basis except for the revaluation of certain financial assets and liabilities to fair value, including derivative instruments, and available for sale financial instruments, if any, owned at the reporting date.

(c)	Functional and presentation currency

These condensed interim consolidated financial statements are presented in Canadian dollars, which is the Company’s presentation currency.  Subsidiaries measure items using the currency of the primary economic environment in which they operate, with entities having a functional currency different from the parent company translated into Canadian dollars. The Company’s foreign operations are translated into Canadian dollars using the current rate method whereby assets and liabilities are translated at the rate of exchange at the balance sheet date, revenues and expenses are translated at monthly average exchange rates, and gains and losses on translation are deferred and included in the shareholders’ equity section as accumulated other comprehensive income.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these condensed interim consolidated financial statements and have been applied consistently by the Company’s subsidiaries.

(a)	Basis of consolidation

The Interim Financial Statements include the accounts of the Company and its subsidiaries, which are entities over which the Company has control. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefit from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Company. When the Company ceases to control a subsidiary, the financial statements of that subsidiary are de-consolidated.

The Interim Financial Statements include the accounts of the Company, and the following entities:

Quinn Pumps Inc. is incorporated under the Secretary of the State of Texas and engages in the assembly and sale of reciprocating and progressive cavity oil pumps to the oil and gas industry. Quinn Pumps Inc. is a wholly-owned subsidiary of Quinn Oilfield Supply Ltd.

Quinn Pumps (California) Inc. is incorporated under the Secretary of State of the State of California and engages in the manufacturing and sale of reciprocating and progressive cavity oil pumps to the oil and gas industry. Quinn Pumps (California) Inc. is a wholly-owned subsidiary of Quinn Oilfield Supply Ltd.

Quinn Pumps (North Dakota) Inc. is incorporated under the Secretary of the State of North Dakota and engages in the manufacturing and sale of reciprocating and progressive cavity oil pumps to the oil and gas industry. Quinn Pumps (North Dakota) Inc. is a wholly-owned subsidiary of Quinn Pumps Inc. Quinn Pumps (North Dakota) (formally known as Red Iron Pumps & Supply Inc.) was purchased from a third party on January 4, 2010 (Note 13).

Grenco Energy Services Limited Partnership (the “Partnership”) was formed on May 27, 2010. The Partnership manufactures and sells progressive cavity pumps to the oil and gas industry. Grenco Energy Services Limited Partnership, is owned 85% by Quinn’s Oilfield Supply Inc. Grenco Energy Services Ltd. was incorporated to act as the general partner of this limited partnership and the Company own 85% of its common shares.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company also had a special purposes entity, Quinn Titan Tools Inc. which provided tools for sale and rental in the wind power generating business. Quinn Titan Tools Inc. was shut down on January 1, 2011 and its operations have been classified as discontinued operations (See note 20). Quinn Titan Tools Inc. was formed as a wholly-owned subsidiary of Quinn Holdings Ltd. (a shareholder of the Company) and commenced operations in October 2009. As the Company controls this entity, its results were included in these consolidated financial statements from its inception. On January 7, 2011, the shares of Quinn Titan Tools Inc. were acquired by Quinn Pumps Inc. from Quinn Holdings Ltd. On February 28, 2011, Quinn Titan Tools Ltd. was amalgamated with Quinn Pumps Inc.

Q Oilfield Protective Coatings Inc. was owned 50% by the Company. and 50% by Hyperion Technologies Inc. (an unrelated company). On June 15, 2010, the Company acquired the shares held by Hyperion Technologies Inc. for nominal consideration (see note 19). On November 30, 2010, Q Oilfield Protective Coatings Inc. was wound up into Quinn.

Quinn Aviation Ltd. was a wholly-owned subsidiary of Quinn Oilfield Supply Inc. in 2010. On August 10, 2010, the ownership interest was transferred to Quinn Holdings (See note 19).

Intercompany transactions and balances are eliminated on consolidation.

(b)	Foreign currency

Transactions in foreign currencies are translated to the respective functional currencies of the Company and its subsidiaries at exchange rates in effect on the date of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate in effect on the balance sheet date with any resulting foreign exchange gain or loss recognized in net income. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items measured in terms of historical cost in a foreign currency are translated using the exchange rate in effect on the date of the transaction. Foreign currency gains and losses on transactions are reported on a net basis and recognized in other items within net income.

(c)	Cash

Cash consists of cash and highly liquid investments having maturity dates of three months or less from the date of acquisition.

(d)	Financial instruments

All financial instruments are measured at fair value upon initial recognition of the transaction. Measurement in subsequent periods is dependent on whether the instrument is classified as “financial asset or financial liability at fair value through profit or loss”, “available-for-sale financial assets”, “held-to-maturity investments”, “loans and receivables”, or “other financial liabilities”.

The Company derecognizes a financial asset when the contractual right to the cash flows from the asset expires, or it transfers the right to receive the contractual cash flows of the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

Financial assets and liabilities are offset and the net amount presented in the balance sheet when the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has the following non-derivative financial assets:

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses. The Company’s cash and bank indebtedness, trade and other receivables and amounts due from related parties are categorized as loans and receivables.

The Company has the following non-derivative financial liabilities:

Other financial liabilities:

Trade and other payables, the long term debt, amounts due to related parties and the class preferred shares are classified as “other financial liabilities”. Other financial liabilities are recognized initially at fair value net of any directly attributable transaction costs. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Transaction costs incurred with respect to the revolving credit facilities are deferred and amortized using the straight-line method over the term of the facility and are included in finance costs within net income.

(e)	Assets held for sale

Long-lived assets are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use.  This condition is regarded as met only when the sale is highly probable and the non-current asset (or disposal group) is available for immediate sale in its present condition.  Management must be committed to the sale, which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

Long-lived assets held for sale are measured at the lower of their previous carrying amount and fair value less costs to sell.  A long-lived asset is not depreciated during the time that is classified as held for sale.

(f)	Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset and bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The cost of self-constructed assets include the cost of materials and direct labor, any other costs directly attributable to bringing the assets to a working condition for its intended use and borrowing costs on qualifying assets.

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are included in the cost of those assets, until such time as the assets are substantially available for their intended use. All other borrowing costs are recognized in net income in the period which they are incurred.

The cost of replacing a part of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the Company, and its cost can be measured reliably. The costs of the day-to-day servicing of property and equipment (repairs and maintenance) are recognized in net income as incurred.

Depreciation is calculated based on the cost of the asset, less its residual value.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment are amortized over their useful lives at the following rates and methods:

	Expected life	Depreciation method
Aircraft	25%	Declining balance
Automotive equipment	4 to 5 years	Straight-line
Buildings	20 to 25 years	Straight-line
Computer equipment	5 to 10 years	Straight-line
Computer software	5 years	Straight-line
Leasehold improvements	Term of lease	Straight-line
Machinery and equipment	10 years	Straight-line
Parking lots	25 years	Straight-line

Depreciation methods, useful lives and residual values are reviewed at least annually and adjusted if appropriate.

An item of property, plant and equipment is derecognized when it is either disposed of or when it is determined that no further economic benefit is expected from the item’s expected use or disposal. Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment, and are recognized in other items within net income.

(g)	Business combinations

The Company uses the acquisition method to account for business acquisitions. The Company measures goodwill as the fair value of the consideration transferred including the recognized amount of any non controlling interest in the acquiree, less the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as of the acquisition date. When the excess is negative, a gain on acquisition is recognized immediately in net income.

Goodwill is allocated as of the date of the business combination to the Company’s reporting segments that are expected to benefit from the business combination and represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, which can be no higher than the operating segment level. Goodwill is not amortized and is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill is measured at cost less accumulated impairment losses.

Transaction costs, other than those associated with the issue of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Goodwill is not amortized and is tested for impairment annually or more frequently if events or changes in circumstances indicate that goodwill might be impaired.

When the consideration for a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Changes in the fair value of the contingent consideration that qualify as measurement period adjustments are adjusted retrospectively, with corresponding adjustments against goodwill.

Measurement period adjustments are adjustments that arise from additional information obtained during the measurement period, which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date. The subsequent accounting for changes in the fair value of the contingent consideration that do not qualify as measurement period adjustments depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not re-measured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is re-measured at subsequent reporting dates in accordance with financial instrument classification.

The same accounting policy is followed for initial measurement and re-measurement of purchase bonus liabilities.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(h)	Inventories

Inventories consists of raw materials, work-in-progress, and finished goods to be used in the production of reciprocating and progressive cavity pumps and are valued at the lower of cost and net realizable value with cost being determined by using the weighted average cost method, where cost is determined as costs to purchase, costs of conversions and other costs incurred in bringing the inventories to their present location and condition. Work-in-progress and finished goods include raw materials at actual cost, and direct labour and manufacturing overhead expenses at standard cost which approximates actual cost. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses. If there is a change in the estimates used to determine the recoverable amount and the decrease in impairment write-down can be objectively linked to an event occurring after the impairment was recognized, then the reversal of an impairment write-down is recognized.

(i)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably and it is probable that an out flow of economic benefits will be required to settle the obligation.  Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability.

(j)	Intangible assets

Intangible assets include assets acquired under certain business combinations and purchased license agreements. Intangible assets with a definite life acquired under a business combination are measured initially at fair value or at cost if purchased and are subsequently amortized using the amortization method as outlined below. These assets are measured at cost less accumulated amortization and accumulated impairment losses.

Amortization is recognized in net income over the estimated useful lives from the date it is available for use.  Amortization methods, useful lives and residual values of intangible assets are reviewed at least annually and adjusted if appropriate.  Amortization is provided using the following rates and methods:

	Expected life	Amortization method
License agreements	Term of contract	Straight-line
Customer relationships	9 to 10 years	Straight-line
Developed technologies	10 years	Straight-line
Patents	5 years	Straight-line
Non-competition agreements	5 years	Straight-line
Capital license	20 years	Straight-line

Intangible assets with an indefinite life are not amortized annually.

An intangible asset is derecognized when it is either disposed of or when it is determined that no further economic benefit is expected from the item’s expected use or disposal. Gains and losses on disposal of an intangible asset are determined by comparing the proceeds from disposal with the carrying amount of the intangible asset, and are recognized in other items within net income.

(k)	Impairment

Financial assets

Financial asset are assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-financial assets

The carrying amounts of the Company’s non-financial assets are reviewed at each reporting date to determine whether there is an indication of impairment. If an indication exists, then the asset’s carrying amount is assessed for impairment. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated annually on anniversary date of acquisition, unless there is an indication of impairment, which requires an assessment at another reporting date.

For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). For the purposes of goodwill impairment testing, goodwill acquired in a business combination is allocated to the CGUs that are expected to benefit from the business combination.

An impairment loss is recognized in net income if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount and the decrease in impairment loss can be objectively related to an event occurring after the impairment was recognized. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Such reversal is recognized in net income.

(l)	Revenue

Services

Service revenue is recognized when there is persuasive evidence that an arrangement exists, the service has been provided, the rate is fixed or determinable, and the collection of the amounts billed to the customer is reasonably assured. The Company considers persuasive evidence to exist when a formal contract is signed or customer acceptance is obtained. Contract terms do not include a provision for significant post-service delivery obligations.

Product Sales

For product sales, revenue is recognized when there is persuasive evidence that an arrangement exists, the goods have been delivered and title transfers to the customer, the customer assumes risk and rewards of ownership, and collection from the customer is reasonably assured.

(m)	Income tax

Income tax expense is comprised of current and deferred income taxes. Income tax is recognized in the consolidated statement of operations and comprehensive income except to the extent that it relates to items recognized in equity on the consolidated balance sheet.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Current income tax is calculated using tax rates which are enacted or substantively enacted at the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation. It establishes provisions on the basis of amounts expected to be paid to taxation authorities.

Deferred income taxes are recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income taxes are determined using tax rates which are enacted or substantively enacted at the end of the reporting period and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred tax liabilities are generally for all taxable temporary differences, except for temporary differences that arise from goodwill which is not deductible for tax purposes. Deferred tax liabilities are also recognized for taxable temporary differences arising on investments in subsidiaries except where the reversal of the temporary difference can be controlled and it is probable that the difference will not reverse in the foreseeable future.

Deferred tax assets are recognized to the extent it is probable that taxable profits will be available against which the deductible balances can be utilized. All deferred tax assets are analyzed at each reporting period and reduced to the extent that it is no longer probable that the asset will be recovered. Deferred tax liabilities are generally recognized for all taxable temporary differences, except:
•	when the deferred tax liability arises from the initial recognition of goodwill;
•	on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting net income nor taxable net income; and
•
in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled by the Company and it is probable that the temporary differences will not reverse in the foreseeable future.

The effect of a change in income tax rates on deferred tax liabilities and assets are recognized in net income in the period in which the related legislation is substantively enacted.

(n)	Borrowing costs

Borrowing costs directly associated with the acquisition, construction or production of a qualifying asset are capitalized when a substantial period of time is required to make the asset ready for its intended use. All other borrowing costs are recognized as an expense in the period in which they are incurred.

(o)	Employee future benefits

The Company has a defined contribution benefit plan for its employees.  Contributions by the Company are expensed when contributed.  The Company has no other post-retirement benefit plans.

(p)	Segment reporting

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. All operating segments’ results are reviewed regularly by the Company’s Chief Executive Officer (“CEO”) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available.

Segment results that are reported to the CEO include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment capital expenditure is the total cost incurred during the period to acquire property and equipment, and intangible assets other than goodwill.

The Company has one reportable operating segment as all activities are related to the production, assembly, and sales of reciprocating and progressing cavity pumps for the oil and gas industry.  The Company provides services in two reportable geographic segments: Canada and the United States

(q)	Recent accounting pronouncements issued but not yet effective

The following standards and interpretations have been issued but are not yet effective. Management is assessing the impact of these new standards on the consolidated financial statements:

Financial Instruments, IFRS 9, was issued in November 2009 and is intended to replace IAS 39, Financial Instruments: Recognition and Measurement. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. Requirements for financial liabilities were added in October 2010 and they largely carried forward existing requirements in IAS 39, Financial Instruments – Recognition and Measurement, except that fair value changes due to credit risk for liabilities designated at fair value through profit and loss would generally be recorded in other comprehensive income. This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted.

Consolidated Financial Statements, IFRS 10, establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 requires an entity to consolidate an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Under existing IFRS, consolidation is required when an entity has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted.

Joint Arrangements, IFRS 11, requires a venture to classify its interest in a joint arrangement as a joint venture or joint operation. Joint ventures will be accounted for using the equity method of accounting, whereas joint operations will require the venture to recognize its share of the assets, liabilities, revenue and expenses. This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted.

Disclosure of Interests in Other Entities, IFRS 12, establishes disclosure requirements for interests in other entities, such as joint arrangements, associates, special purpose vehicles and off balance sheet vehicles. The standard carries forward existing disclosures and also introduces significant additional disclosure requirements that address the nature of, and risks associated with, an entity’s interests in other entities. This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted.

Fair Value Measurements, IFRS 13, defines fair value, sets out a single IFRS framework for measuring fair value and requires disclosures about fair value measurements. IFRS 13 applies to IFRSs that require or permit fair value measurements or disclosures about fair value measurements (and measurements, such as fair value less costs to sell, based on fair value or disclosures about those measurements), except in specified circumstances. IFRS 13 is to be applied for annual periods beginning on or after January 1, 2013, with earlier adoption permitted.

Income taxes, IAS 12, was amended in December 2010 to remove subjectivity in determining on which basis an entity measures the deferred tax relating to an asset. The amendment introduces a presumption that an entity will assess whether the carrying amount of an asset will be recovered through the sale of the asset. The amendment to IAS 12 is effective for reporting periods beginning on or after January 1, 2012.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 4 - CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The Company makes certain critical accounting estimates and assumptions to determine the carrying amounts of assets and liabilities at the date of the balance sheet, and revenues and expenses reported during the reporting period. It also requires management to exercise judgment in applying the Company’s significant accounting policies. Due to uncertainties inherent in the estimation process, the Company regularly revises its estimates in light of currently available information. The effect of a change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only; or in the period of the change and future periods, if the change affects both. Estimates and judgments are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.  In the future, actual experience may differ from these estimates and assumptions.

Information about the most critical judgments and key sources of estimation uncertainty used in preparing the Company’s Interim Financial Statement are discussed below:

(a)	Allowance for doubtful accounts

The allowances for doubtful accounts are reviewed by management on a regular basis.  Accounts receivable are considered for impairment on a case-by-case basis when they are past due or when objective evidence is received that a customer will default.  The Company takes into consideration the customer’s payment history, their credit worthiness and the current economic environment in which the customer operates to assess impairment.  The Company’s historical bad debt expenses have not been significant and are usually limited to specific customer circumstances.  However, given the cyclical nature of the oil and natural gas industry along with the current economic operating environment, a customer’s ability to fulfill its payment obligations can change suddenly and without notice. Actual collections of trade receivables are uncertain and could differ materially from this estimate. If future collections differ from estimates, future earnings will be affected.

(b)	Inventory valuation

Inventory consists primarily of parts, work in progress and finished goods which are stated at the lower of cost, determined on a weighted average basis, and net realizable value.  Valuation of work in progress and finished goods is based on standard product costs using estimated overhead rates which are determined based, in some circumstances, on assumptions as to forecasted levels of activity, usage, scrap, inputs manufacturing batch sizes, and other estimates which require the use of judgment and are subject to uncertainty.

Estimates of net realizable value of inventory require the use of judgment as to the ability of the Company to utilize certain parts inventory in the production of finished goods and the price obtainable for the sale of such finished products as well as the ability to find purchases for them.  The Company believes the estimates made with respect to inventory are reasonable but management cannot be certain that the standard costs used will be the same as actual costs and management cannot be certain as to the ability to sell all inventory for the use intended at prices anticipated.

(c)	Depreciation of property, plant and equipment and amortization of intangible assets

In calculating depreciation of property and equipment, and amortization of intangible assets, the Company estimates the useful lives and residual values of the related assets. The estimates made by management regarding the useful lives and residual values affect the carrying amounts of the property and equipment and intangible assets on the balance sheet and the related depreciation and amortization expenses recognized in the statement of operations. Assessing the reasonableness of the estimated useful lives of property and equipment and intangible assets requires judgment and is based on available information. The Company periodically, and at least annually, evaluates its depreciation and amortization methods and rates for consistency against those methods and rates used by its peers, or may revise initial estimates for changes in circumstances, such as technological advancements or changes in regulation. A change in the estimated remaining useful life or the residual value will affect the depreciation or amortization expense prospectively.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 4 - CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (continued)

(d)	Impairment of non-financial assets

An evaluation of whether or not an asset is impaired involves judgment to determine whether there are indicators of impairment affecting the recoverable amounts of the Company’s property, plant and equipment, indefinite life intangible assets, finite life intangible assets and goodwill. Factors which could indicate impairment exists include: significant underperformance of an asset relative to historical or projected operating results, significant changes in the manner in which an asset is used or in the Company’s overall business strategy, or significant negative industry or economic trends. In some cases, these events are clear. However, in many cases, a clearly identifiable event indicating possible impairment does not occur. Instead, a series of individually insignificant events occur over a period of time leading to an indication that an asset may be impaired.

Events can occur in these situations that may not be known until a date subsequent to their occurrence. Management continually monitors the Company’s geographic segments, the markets, and the business environment, and makes judgments and assessments about conditions and events in order to conclude whether a possible impairment exists.

Impairment exists when the carrying amount of an asset or cash-generating unit (CGU) exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use (VIU).  The fair value less costs to sell calculation is based on available data from binding sales transactions in an arm’s length transaction of similar assets or observable market prices less incremental costs for disposing of the asset. VIU is calculated as the present value of the expected future cash flows specific to each CGU. In calculating VIU, significant judgment is required in making assumptions with respect to discount rates, the market outlook and future net cash flows associated with the CGU. Any changes in these assumptions will have an impact on the measurement of the recoverable amount and could result in adjustments to impairment losses already recorded.

(e)	Income taxes

Preparation of the Interim Financial Statements involves determining an estimate of, or provision for, income taxes in each of the jurisdictions in which the Company operates. The Company is subject to taxation in numerous tax jurisdictions. Taxes recognized in the consolidated financial statements reflect management’s best estimate of the outcome based on the facts known at the end of the reporting period in each tax jurisdiction. There are several transactions and calculations during the course of business for which the ultimate tax determination is uncertain. The Company maintains provisions for uncertain tax positions that it believes appropriately reflect its risk.

Deferred taxes result from the effects of temporary differences due to items that are treated differently for tax and accounting purposes. The tax effects of these differences are reflected in the condensed consolidated balance sheet as deferred tax assets and liabilities. An assessment must also be made to determine the likelihood that the Company’s future taxable income will be sufficient to permit the recovery of deferred income tax assets. To the extent that such recovery is not probable, recognized deferred income tax assets must be reduced.

Judgment is required in determining the provision for income taxes and recognition of deferred tax assets and liabilities.  These provisions are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors including continually changing tax interpretations, regulations and legislation, to ensure current and deferred income tax assets and liabilities are complete and fairly presented. The effects of differing assessments and applications could be material.  Any differences between tax estimates and final tax assessments will affect the tax provision in the period in which such determination is made

(f)	Provisions

Warranty exposures either relate to amounts provided systematically based on historical experience under contractual warranty obligations or specific provisions created in respect of individual customer issues undergoing commercial resolution and negotiation.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 4 - CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS (continued)

(g)	Purchase price allocations of business combinations

The acquisition method of accounting for business combinations involves the allocation of the cost of an acquisition to the underlying net assets acquired based on estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to identifiable intangible assets acquired. These determinations involve significant estimates and assumptions regarding cash flow projections, economic risk and the weighted average cost of capital used by a market participant. These estimates and assumptions determine the amount allocated to identifiable separable intangible assets and goodwill, as well as the amortization period for identifiable intangible assets with finite lives. If future events or results differ adversely from these estimates and assumptions, the Company could record increased amortization or impairment charges.

Under the terms of certain business acquisitions the Company has agreed to pay the vendor additional consideration based on future revenues.  The contingent consideration recognize upon acquisition are based on management’s best estimate of the likely settlement and the timing of payment.

NOTE 5 – TRADE AND OTHER RECEIVABLES

	August 31, 2011	February 28,2011	March 1, 2010
	$	$	$
Trade accounts receivable	25,768,224	24,734,247	19,615,849
Allowance for doubtful accounts	(421,955)	(421,955)	-
Trade receivable, net	25,346,269	24,312,292	19,615,849
Other	113,980	119,118	247,165
	25,460,249	24,431,410	19,863,014

Aging of trade receivables:

	August 31, 2011	February 28,2011	March 1, 2010
	$	$	$
Current to 30 days	14,589,385	15,875,784	11,913,195
Over 30 days	11,292,819	8,977,581	7,949,819
	25,882,204	24,853,365	19,863,014

Movement in allowance for doubtful accounts:

	Six months ended August 31,	Six months ended August 31,
	2011	2010
	$	$
Balance, beginning of period	421,955	-
Provisions and revisions, net	-	-
Balance, end of period	421,955	-

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 6 – INVENTORIES

	August 31, 2011	February 28, 2011	March 1, 2010
	$	$	$
Raw materials	1,186,848	1,690,670	543,665
Work in progress	969,467	751,009	546,788
Finished goods	21,261,219	20,800,397	15,865,902
	23,417,534	23,242,076	16,956,355

During the period ended August 31, 2011, there were no inventory write-downs (2010 – nil) pertaining to inventory obsolescence.  An inventory write-down of $1,560,000 was recognized during the year ended February 28, 2011.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)
NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Cost	Land	Building	Automotive Equipment	Machinery	Aircraft	Assets Under Construction	Parking Lot	Computer Equipment	Software	Leasehold Improvement	Total
	$	$	$	$	$	$	$	$	$	$	$

March 1, 2010	4,838,831	17,231,459	2,709,925	18,322,941	1,581,000	2,002,341	-	855,251	1,605,810	99,041	49,246,599
Additions	129,456	4,233,907	1,993,338	1,819,602	-	-	58,730	302,058	232,860	2,384,191	11,154,142
Acquisitions	295,000	-	-	6,490,860	-	-	-	-	-	-	6,785,860
Disposals	(3,236,817)	(9,129,632)	(675,409)	(828,440)	(1,581,000)	(1,956,543)	-	(56,636)	(17,375)	(1,085)	(17,482,937)
Currency translation	24,416	(71,696)	(250,453)	(586,790)	-	-	-	6,457	(3,632)	6,564	(875,134)
February 28, 2011	2,050,886	12,264,038	3,777,401	25,218,173	-	45,798	58,730	1,107,130	1,817,663	2,488,711	48,828,530

March 1, 2011	2,050,886	12,264,038	3,777,401	25,218,173	-	45,798	58,730	1,107,130	1,817,663	2,488,711	48,828,530
Additions	266,718	816,118	1,364,346	1,120,845	-	-	-	46,863	18,516	995,109	4,628,515
Acquisitions	-	-	-	-	-	-	-	-	-	-	-
Disposals	(64,121)	(264,942)	(851,138)	(573,037)	-	-	-	(33,492)	(5,760)	(1,879)	(1,794,369)
Currency translation	3,940	21,228	13,313	891	-	-	-	651	31	1,106	41,160
August 31, 2011	2,257,423	12,836,442	4,303,922	25,766,872	-	45,798	58,730	1,121,152	1,830,450	3,483,047	51,703,836

Accumulated Depreciation and Impairment	Land	Building	Automotive Equipment	Machinery	Aircraft	Assets Under Construction	Parking Lot	Computer Equipment	Software	Leasehold Improvement	Total
	$	$	$	$	$	$	$	$	$	$	$

March 1, 2010	-	3,406,479	1,483,884	10,969,363	543,469	-	-	673,302	1,119,060	17,786	18,213,343
Depreciation	-	573,774	453,053	1,673,542	-	-	20,927	91,045	211,974	105,838	3,130,153
Disposals	-	(106,752)	(470,273)	(166,162)	(543,469)	-	-	(21,962)	-	-	(1,308,618)
Impairment	-	-	-	-	-	-	-	-	-	-	-
Currency translation	-	18,784	21,098	(250,135)	-	-	-	18,943	(516)	(2,535)	(194,361)
February 28, 2011	-	3,892,285	1,487,762	12,226,608	-	-	20,927	761,328	1,330,518	121,089	19,840,517

March 1, 2011	-	3,892,285	1,487,762	12,226,608	-	-	20,927	761,328	1,330,518	121,089	19,840,517
Depreciation	-	234,103	519,171	1,224,007	-	-	-	55,543	68,866	55,122	2,156,812
Disposals	-	(20,198)	(128,319)	(35,762)	-	-	-	(18,162)	-	20	(202,421)
Impairment	-	-	-	-	-	-	-	-	-	-	-
Currency translation	-	5,045	6,944	6,499	-	-	-	395	34	(672)	18,245
August 31, 2011	-	4,111,235	1,885,558	13,421,352	-	-	20,927	799,104	1,399,418	175,559	21,813,153

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT (continued)

Carrying Amount	Land	Building	Automotive Equipment	Manufacturing and equipment	Aircraft	Assets Under Construction	Parking Lot	Computer Equipment	Software	Leasehold Improvement	Total
	$	$	$	$	$	$	$	$	$	$	$

March 1,2010	4,838,831	13,824,980	1,226,041	7,353,578	1,037,532	2,002,341	-	181,949	486,750	81,255	31,033,257
February 28, 2011	2,050,887	8,371,754	2,289,639	12,991,576	-	45,798	37,803	345,802	487,146	2,367,610	28,988,015
August 31, 2011	2,257,423	8,725,207	2,418,364	12,345,520	-	45,798	37,803	322,048	431,032	3,307,488	29,890,683

For the six months ended August 31, 2011, the Company has capitalized $nil (2010: $122,609) of specific borrowing costs related to the acquisition and construction of a qualifying building.

The Company has assessed the indicators of impairment surrounding property, plant and equipment and determined that no impairment exists as at August 31, 2011, February 28, 2011 and March 1, 2010.

NOTE 8 - GOODWILL
	August 31, 2011	February 28, 2011	March 1, 2010
	$	$	$
Balance, beginning of period	10,785,659	6,826,304	732,532
Acquisition of Red Iron Pump and Supply	-	-	6,026,357
Acquisition of Grenco Industries Ltd.	-	4,068,000	-
Acquisition of Ranger Pumps	-	419,199	-
Foreign currency impact	30,449	(527,844)	67,415
Balance, end of period	10,816,108	10,785,659	6,826,304

The Company has assessed the indicators of impairment related to goodwill and determined that no impairment exists as at August 31, 2011, February 28, 2011 and March 1, 2010.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)
NOTE 9 – INTANGIBLE ASSETS

Cost:	Non- Compete Agreements	Customer Relationships	License Agreements	Patents	Developed Technologies	Brand Name	Total
	$	$	$	$	$	$	$

March 1, 2010	147,393	3,178,416	631,560	-	-	-	3,957,369
Acquisition of Ranger Pumps	20,148	224,700	-	-	-	-	244,848
Acquisition of Grenco Industries Ltd.	-	2,671,000	924,000	1,251,000	594,000	2,554,000	7,994,000
Currency translation effects	(11,941)	(254,500)	(47,220)	-	-	-	(313,661)
February 28, 2011	155,600	5,819,616	1,508,340	1,251,000	594,000	2,554,000	11,882,556
March 1, 2011	155,600	5,819,616	1,508,340	1,251,000	594,000	2,554,000	11,882,556
Acquisitions	-	-	-	-	-	-	-
Disposals	-	-	-	-	-	-	-
Currency translation effects	719	15,010	2,700	-	-	-	18,429
August 31, 2011	156,319	5,834,626	1,511,040	1,251,000	594,000	2,554,000	11,900,985

Depreciation and impairment losses:	Non- Compete Agreements	Customer Relationships	License Agreements	Patents	Developed Technologies	Brand Name	Total
	$	$	$	$	$	$	$

March 1, 2010	57,444	551,710	14,911	-	-	-	624,065
Amortization	28,893	548,684	136,410	235,000	45,000	-	993,987
Currency translation effects	(5,614)	(56,122)	(2,046)	-	-	-	(63,782)
February 28, 2011	80,723	1,044,272	149,275	235,000	45,000	-	1,554,270
March 1, 2011	80,723	1,044,272	149,275	235,000	45,000	-	1,554,270
Amortization	7,761	295,700	77,000	156,375	29,700	-	566,536
Currency translation effects	439	5,056	153	-	-	-	5,648
August 31, 2011	88,923	1,345,028	226,428	391,375	74,700	-	2,126,454

Carrying amount:	Non- Compete Agreements	Customer Relationships	License Agreements	Patents	Developed Technologies	Brand Name	Total
	$	$	$	$	$	$	$

March 1, 2010	89,949	2,626,706	616,649	-	-	-	3,333,306
February 28, 2011	74,877	4,775,344	1,359,065	1,016,000	549,000	2,554,000	10,328,286
August 31, 2011	67,396	4,489,598	1,284,612	859,625	519,300	2,554,000	9,774,531

The brand name has an indefinite life and therefore is not subject to amortization.  The Company has assessed the indicators of impairment for its intangible assets, including indefinite life intangible assets, and determined that no impairment exists at August 31, 2011, February 28, 2011 and March 1, 2010.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 10 – BANK INDEBTEDNESS

The Company has primary revolving demand loan facilities in both United States and Canadian dollars. The U.S. facility has a maximum credit limit of $1,000,000 ($USD) and the Canadian facility has a maximum credit limit of $2,504,000 ($CDN). The US facility bears interest at the bank’s US prime rate plus 0.90%, at an effective rate of 4.15% at August 31, 2011 (February 28, 2011 – 4.65%). The Canadian facility bears interest at the bank’s prime rate plus 0.90%, at an effective rate of 3.90% at August 31, 2011 (February 28, 2011 – 3.90%). The demand loans are secured by a general security agreement covering all assets of the company, a floating charge on land and an assignment of accounts receivable and inventory.   At August 31, 2011, $960,000 was advanced from this facility (February 28, 2011 - $370,000, March 1, 2010 - $nil).

The Company has a secondary $500,000 revolving facility at bank prime plus 1.10% (effective rate of 4.10% as at August 31, 2011 (February 28, 2011 – 4.10%)) and a $500,000 lease line of credit. The aggregate borrowing under these two facilities may not exceed $500,000 at any time, secured as above and by a specific security interest in any equipment financed. No funds were advanced from this facility.

Quinn Pumps Inc. has a revolving line of credit with an authorized limit of $4,000,000 at the RBC Bank (USA). The line of credit bears monthly interest at the lesser of 4% and the one month LIBOR Base rate plus 2% (effective rate of 4% at August 31, 2011 (February 28, 2011 – 4%). The line of credit is secured by a collateral security agreement over all of the assets of the Company.  At August 31, 2011, $1,206,064 USD was advanced on this facility (February 28, 2011 - $2,104,505, March 1, 2010 - $2,059,505).

Quinn Pumps (California) has a revolving line of credit with an authorized limit of $2,000,000 at the RBC Bank (USA). The line of credit is subject to interest at the lesser of 4% and the one month LIBOR rate plus 2% (effective rate of 4% at August 31, 2011, February 28, 2011 4%). The line of credit is secured by a collateral security agreement over all of the assets of the Company.  At August 31, 2011, $421,295 USD was advanced on this facility (February 28, 2011 - $712,000 USD, March 1, 2010 - $441,430).

Quinn Pumps (North Dakota) Inc. has a revolving line of credit with an authorized limit of $1,000,000 USD at the RBC Bank USA.  The line of credit is subject to interest at the lesser of 4% and the one month LIBOR rate plus 2% (effective rate of 4% at August 31, 2011) (February 28, 2011 – 4%, March 1, 2010 – 4%).  The line of credit is secured by a collateral security agreement over all assets of the Company.  At August 31, 2011, $457,000 USD was advanced on this facility (February 28, 2011 - $395,000 USD, March 1, 2010 - $712,970 USD).

Grenco Energy Services Limited Partnership has a revolving line of credit with an authorized limit of $2,500,000 at the RBC Bank.  The line of credit is subject to interest at the bank prime rate plus 0.90% (effective rate of 3.9% at August 31, 2011 (February 28, 2011 – 3.9%)).  The line of credit is secured by a floating charge on land, an assignment of inventory and accounts receivable.  As at August 31, 2011, $1,344,146 CAD was advanced on this facility (February 28, 2011 - $2,304,146 CAD).

NOTE 11 – TRADE AND OTHER PAYABLES

	August 31, 2011	February 28, 2011	March 1, 2010
	$	$	$
Trade payables	11,716,781	15,257,728	9,164,098
Other payables	679,751	858,505	720,853
	12,396,532	16,116,233	9,884,951

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 12– LONG TERM DEBT

	August 31, 2011	February 28, 2011	March 1, 2010
	$	$	$
RBC term loan 1	3,326,165	4,131,464	-
RBC term loan 2	3,535,025	3,899,357	-
Promissory note	6,523,000	8,341,000	-
Mortgage payable	-	-	5,330,052
	13,384,190	16,371,821	5,330,052
Less: Current portion	8,495,586	4,108,092	206,156
Total long term portion	4,888,604	12,263,729	5,123,896

Royal Bank of Canada (RBC) term loan 1 is  repayable in monthly blended installments of $105,851, bearing interest at RBC 3.48% and matures in May 2012.

RBC term loan 2, is repayable in monthly blended installments of $112,439, bearing interest at a fixed interest rate of 3.48% and matures in May 2012.

The promissory note is payable to the former owners of the Grenco assets in annual installments of $1,760,000 bearing interest at 4% per annum, maturing in June 2016 and is secured by general security agreements and a mortgage in the amount of $8,800,000.

The mortgage is payable in monthly blended installments of $41,770 with an interest rate of 5.64%, maturing February 2012 and secured by a land and building with a net book value of $8,499,290.

Canadian dollar equivalent principal payments which are due over the next five years, without considering renewal at similar terms are:

$
2012	8,495,586
2013	1,569,364
2014	1,627,915
2015	1,691,325
13,384,190

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
  (Unaudited)

NOTE 13 – PROVISIONS

Purchase Bonus Liability

The Company has agreed to pay the selling shareholders remuneration that is not considered to be based on their continued involvement in Red Iron Pump and Supply Inc.  As such, these amounts have been considered a component of the consideration paid in the acquisition of Red Iron Pump and Supply Ltd.  The fair value of the purchase bonus was calculated based on the after-tax present value of the estimated payments, using a discount rate of 11.6%, which is Red Iron’s estimated internal rate of return.

Contingent Consideration Liability

The Company has agreed to pay the selling shareholders additional consideration equal to 10% of the former Red Iron Pump and Supply Ltd. Gross sales for the four fiscal years subsequent to the sale of the Red Iron Pump and Supply Ltd. To the Company, beginning in the year ended February 28, 2011.  The fair value of the contingent consideration was calculated by applying the income approach based on the expected sales of the acquiree and a discount rate of 11.6%, which is the estimated internal rate of return of Red Iron.

Subsequent to August 31, 2011, all the amounts payable were settled (see Note 25).

The Company has agreed to pay the selling shareholders of Ranger Pump LLC (Ranger)additional consideration equal to 8% of Ranger’s net revenue for the four fiscal years subsequent to the sale of Ranger, beginning in the year ended February 28, 2011. The fair value of the contingent consideration was calculated by applying the income approach based on the expected sales of acquire and a discount rate of 25%, which is the estimated internal rate of return of Ranger.

Purchase bonus liability	August 31, 2011	February 28, 2011
	$	$
Balance, beginning of period	519,089	796,818
Payment	(145,515)	(375,150)
Accretion expense	27,163	95,038
Foreign currency impact	1,385	2,383
Balance, end of period	402,122	519,089

Contingent Consideration Liability

Balance, beginning of period	2,117,260	2,052,570
Ranger Pump business acquisition	-	161,939
Payment	(484,861)	(137,828)
Accretion expense	120,103	239,277
Foreign currency impact	6,661	(198.698)
Balance, end of period	1,759,163	2,117,260

Total provisions	2,161,285	2,636,349

Current provisions	700,531	675,945
Non-current provisions	1,460,754	1,960,404
	2,161,285	2,636,349

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 14 – SHARE CAPITAL

Authorized

Unlimited	Class “A” and “B” common voting shares
Unlimited	Class “C” and “D” common non-voting shares
Unlimited	Class “E”, “F”, “G” and “H” common, voting shares
Unlimited	Class “I” and “J” non-cumulative, preferred, redeemable, retractable, voting shares, redeemable at $1,000 per share
Unlimited	Class “K” and “M” non-cumulative, preferred, retractable, non-voting shares, redeemable at $100 per share
Unlimited	Class “L” non-cumulative, preferred, retractable, non-voting shares, redeemable at $1,000 per share

Issued and outstanding

	Class A		Class E		Class F		Total
Common Shares	#	$	#	$	#	$	#	$
Balance, March 1, 2010	-	-	250	25	750	75	1,000	100
Issued	-	-	-	-	-	-
Redeemed	-	-	-	-	-	-
Balance, February 28 and August 31, 2011	-	-	250	25	750	75	1,000	100

	Class K		Class L		Total
Preferred Shares	#	$	#	$	#	$	$
Balance, March 1, 2010	16,536	1,653,600	-	-	16,536		1,653,600
Issued	-	-	-	-	-		-
Redeemed	(16,536)	(1,653,600)	-	-	(16,536)		(1,653,600)
Balance, February 28 and August 31, 2011	-	-	-	-	-		-

NOTE 15 – NON-CONTROLLING INTERESTS

	August 31, 2011 $	February 28, 2011 $

Balance, beginning of the period	3,532,860	(333,195)
Net income (loss) attributable to non-controlling interests	(121,067)	(127,290)
Recognized on business combination (Note 5)	-	3,660,150
Non-controlling interest acquired	-	333,195

Non-controlling interest, end of period	3,411,793	3,532,860

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 16 - DEPRECIATION AND AMORTIZATION

	Six months ended August 31, 2011	Six months ended August 31, 2010
	$	$
Depreciation of property, plant and equipment	2,156,812	1,528,781
Amortization of intangible assets	566,536	381,242
	2,723,348	1,910,023

Included in	Six months ended August 31, 2011	Six months ended August 31, 2010
	$	$
Cost of goods and services	1,667,790	654,545
General and administrative	1,027,041	1,217,975
Discontinued operations	28,517	37,503
	2,723,348	1,910,023

NOTE 17 – INCOME TAX EXPENSE

	Six months ended August 31, 2011	Six months ended August 31, 2010
	$	$
Income tax expense
Current tax expense	2,529,469	3,011,383
Deferred tax expense	1,318,519	142,911
Total income tax expense	3,847,988	3,154,294

NOTE 18 – OTHER INCOME (EXPENSE)

	Six months ended August 31, 2011	Six months ended August 31, 2010
	$	$
Foreign exchange gain (loss)	(13,100)	222,489
Gain (loss) on disposal of property, plant and equipment	206,883	(236,729)
Interest and other income	11,911	27,402
	205,694	13,162

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 19 – RELATED PARTY TRANSACTIONS

(a)	The following related party transactions are considered to be in the ordinary course of business and have been recorded at exchange values, which approximate their fair values:

The Company paid rent on premises in the amount of $420,000 (August 31, 2010 - $nil) to Quinn Holdings Ltd., a company which is a shareholder and is under common control with the Company.

The Company paid for transportation services in the amount of $303,500 to Quinn Aviation Ltd., a company under common control with the company (previously a subsidiary).

The Company provided transportation services to the majority shareholder in the amount of $Nil (2010 - $80,128).

(b)	The following related party transactions are not considered to be in the ordinary course of business:

On June 15, 2010, the Company purchased the 50% of Q. Oilfield Protective Coatings Inc. from the minority interest for $1.00. The company realized a loss of $333,195 on this transaction which was included in shareholders’ equity.

On July 3, 2010 the Company sold the land and building (Leader Property) to Quinn Holdings Ltd. for a total consideration of $11,028,126. The purchase was satisfied by the assumption of a mortgage in the amount of $5,243,811 and a promissory note of $5,783,315 and one Class E preferred share of the Company with a redemption value of $1,000. This share was redeemed immediately for $1,000. The company did not realize a gain or loss on this transaction.

On August 10, 2010, the Company sold all of the shares of Quinn Aviation Ltd. to Quinn Holdings Ltd. for a total consideration of $99. The Company realized a gain in the amount of $219,958 on this transaction.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 20 – ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

On January 1, 2011, the Company determined that Quinn Titan Tools Inc. would be disposed of in order for the Company to focus on its core business activities in Canada and the United States.  Quinn Titan Tools Inc. commenced operations in October 2009.

	Six months ended August 31, 2011	Six months ended August 31, 2010
	$	$
Revenue from discontinued operations	277,736	439,245
Cost of goods and services	(364,784)	(334,551)
Depreciation	(28,517)	(37,503)
General and administrative expenses	(150,448)	(348,361)
Loss on disposal of assets	(13,063)	-
Net loss from discontinued operations	(279,076)	(281,170)

Assets held for sale include rental assets that are valued at the lower of carrying amount and fair value less costs to sell. An impairment loss of $nil was recognized at August 31, 2010 (February 28, 2011 - $643,200). The impairment loss was incurred on assets held as part of the United States geographic segment, as disclosed in note 24.

NOTE 21 – COMMITMENTS

	2012	2013	2014	2015	2016 and beyond	Total
	$	$	$	$	$
Bank indebtedness	5,655,929	-	-	-	-	5,655,929
Long term debt	8,495,586	1,569,364	1,627,915	1,691,325	-	13,384,190
Operating lease payments	2,938,937	2,413,106	1,990,904	1,575,607	638,698	9,557,252
	17,090,452	3,982,470	3,618,819	3,266,932	638,698	28,597,371

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 22 – FINANCIAL INSTRUMENTS

The Company has designated its financial instruments as follows:  cash trade and other receivables and due from related parties are classified as loans and receivables which are measured at amortized cost, bank indebtedness, trade and other payables, long term debt, due to related parties and preferred shares are classified as other financial liabilities which are also measured at amortized cost.

Interest rate risk

The Company is exposed to interest rate risk on certain debt instruments to the extent of changes in the prime interest rate. Currently the Company’s credit facilities are subject to interest rate changes. For the credit facilities for the six months ended August 31, 2011, a one percent change in interest rates would have an approximately $31,455 (2010 - $35,126) impact on interest expense.

Foreign exchange risk

The Company is exposed to foreign currency fluctuations in relation to its US subsidiaries operations. Assets and liabilities are translated into Canadian dollars using the exchange rates in effect at the statement of financial position dates.  Unrealized translation gains and losses are deferred and included in accumulated other comprehensive income.  The cumulative currency translation adjustments are recognized in net income when there has been a reduction in the net investment in foreign operations.  Earnings of US subsidiaries are translated into Canadian dollars each period at average exchange rates for the period.  As a result, fluctuations in the value of the Canadian dollar relative to the US dollar will impact reported net income.  For the six months ended August 31, 2011, a one percent change in the Canadian dollar related to the US dollar would have approximately $14,246 (2010 - $9,688) impact on the foreign currency translation reserve.

The Company does not hedge its net investment exposure in its US subsidiaries.

Credit risk

Credit risk arises from cash held with banks and financial institutions, as well as credit exposure to customers in the form of outstanding accounts receivable. The maximum exposure to credit risk is equal to the carrying value of the financial assets which reflects management’s assessment of the credit risk. The Company has deposited its cash with highly-rated financial institutions, from which management believes the risk of loss to be remote.  The Company has accounts receivable from customers engaged in the oil and gas industry.  Economic factors affecting this industry may impact accounts receivable.  Management believes that no single customer represents significant credit risk.  Note 5 describes information on the trade accounts receivable aging and allowance for doubtful accounts.

Liquidity risk

Liquidity risk is the risk the Company will not meet its financial obligations as they become due. The Company manages liquidity risk through management of its capital structure, monitoring and reviewing actual and forecasted cash flows and the effect on bank covenants, and maintaining unused credit facilities where possible to ensure there is available cash resources to meet the Company’s liquidity needs. The Company’s existing credit facilities and cash flow from operating activities are expected to be greater than anticipated capital expenditures and the contractual maturities of the Company’s financial liabilities. This expectation could be adversely affected by a material negative change in the Canadian oilfield service industry.

The Company has undrawn capacity under its operating loans (Note 10) at August 31, 2011 of $9,617,180 (February 28, 2011 - $7,018,355; March 1, 2010 - $9,943,116).

Fair value

The fair values of cash, trade and other receivables, trade and other payables, bank indebtedness, amounts due from (to) related parties and preferred shares approximate their carrying value due to their short-term nature.  The Company estimates that the fair value of the long-term debt approximates its carrying value.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 23 – CAPITAL MANAGEMENT

The capital structure of the Company consists of cash, bank indebtedness, other current and long term debt instruments and common shares. For purposes of the assessment below shareholder’s equity includes retained earnings and common share capital. The overall capitalization of the Company is outlined below:

	August 31, 2011	February 28, 2011
	$	$
Bank indebtedness	5,655,929	7,147,628
Long term debt	13,384,190	16,371,821
Total debt	19,040,119	23,519,449
Shareholder’s equity	62,060,468	55,779,655
Less: Cash	(1,996,865)	(4,046,937)
Total capitalization	79,103,722	75,252,167

Management is focused on several objectives while managing the capital structure of the Company. Specifically:

a)	Ensuring Quinn’s has the financing capacity to continue to execute on opportunities to increase overall market share through strategic acquisitions that add value for our shareholders;
b)	Maintaining balance sheet strength, ensuring Quinn’s strategic objectives are met, while retaining an appropriate amount of leverage; and
c)	Safeguarding the entity’s ability to continue as a going concern, such that it continues to provide returns to its shareholder and benefits for other stakeholders.

The Company manages its capital structure based on current economic conditions, the risk characteristics of the underlying assets, and planned capital requirements, within guidelines approved by its Board of Directors. Total capitalization is maintained or adjusted by drawing on existing credit facilities, issuing new debt or equity securities when opportunities are identified and through the disposition of underperforming assets to reduce debt. At August 31, 2011, the Company had $9,617,180 in available credit under its credit facilities and is in compliance with all debt covenants (Note 13).

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 24 – SEGMENTED DISCLOSURE

The Company has one reportable operating segment as all activities are related to the production, assembly, and sales of reciprocating and progressing cavity pumps for the oil and gas industry. The Company’s activities are conducted in two geographic segments: Canada and the United States. The Company is viewed as a single business segment involving oilfield tool manufacture, sale and rental for purposes of internal performance measurement and resource allocation by management. All revenues are derived from this product group. Geographic segmentation of revenue is based on country of origin and the physical location of capital assets, which results in the geographic areas of Canada and the United States.

	Canada	United States	Total
	$	$	$
Six months ended August 31, 2011 continuing operations:
Revenue from external customers	38,462,658	31,930,485	70,393,143
Capital assets	31,454,515	8,210,699	39,665,214
Goodwill	4,095,727	6,720,381	10,816,108

	Canada	United States	Total
	$	$	$
Six months ended August 31, 2010 continuing operations:
Revenue from external customers	27,403,467	27,480,610	54,884,077
Capital assets	29,457,602	10,403,835	39,861,437
Goodwill	4,095,727	6,762,188	10,857,915

NOTE 25 – SUBSEQUENT EVENT

On June 29, 2011, the RBC term loans (see Note 12) were renewed with a revised maturity date of May 2012. As such the estimated principal repayment schedule and the current portion of long term debt were updated in these consolidated financial statements to give effect to these revised terms.

On September 1, 2011, the Company purchased the 15% non-controlling interests in the Grenco Energy Services Limited Partnership for a total consideration of $1,500,000. The full amount of the consideration was paid in cash.

On November 29, 2011, a final settlement agreement to extinguish the contingent consideration and purchase bonus liability was signed by Quinn Pumps Inc. and the original vendors of the Red Iron acquisition for an amount of approximately
US $2.1 million.

Effective December 1, 2011, the Company disposed of the majority of its assets together with selected assets of related companies to an unrelated third party for a total cash consideration of $303 million.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 26 – TRANSITION TO IFRS

As disclosed in Note 2, these condensed interim consolidated financial statements represent the Company’s initial presentation of the balance sheet and statement of net and comprehensive income under IFRS for the period ended August 31, 2011 in conjunction with the Company’s annual audited consolidated financial statements to be issued under IFRS as at and for the year ended February 28, 2012.  As a result, these condensed interim consolidated financial statements have been prepared in accordance with IFRS 1 ‘First-time Adoption of International Financial Reporting Standards’ and with IAS 34 ‘Interim Financial Reporting,’ as issued by the IASB.  Previously, the Company prepared its consolidated financial statements in accordance with previous GAAP.

IFRS 1 requires the presentation of comparative information as at the March 1, 2010 transition date and subsequent comparative periods as well as the consistent and retrospective application of IFRS accounting policies. To assist with the transition, IFRS 1 permits certain mandatory and optional exemptions for first-time adopters to alleviate the retrospective application of all IFRSs.

The accompanying reconciliations present the adjustments made to the Company’s previous GAAP balance sheet and statement of net and comprehensive income to comply with IFRS 1.  A summary of the significant accounting policy changes and applicable exemptions are discussed following the reconciliations.

First-Time Adoption Exemptions Applied

Set forth below are the IFRS 1 applicable optional exemptions and mandatory exceptions applied in the Company’s conversion from previous GAAP to IFRS.

IFRS optional exemptions elected:

Borrowing costs – The Company has elected to apply the transitional provisions of IAS 23 and has capitalized all borrowing costs relating to the acquisition, construction or production of a qualifying asset that commenced on September 2, 2008 (commencement date elected).

Business combinations - IFRS 1 provides the option to apply IFRS 3, Business Combinations, retrospectively or prospectively from the Transition Date. The retrospective basis would require restatement of all business combinations that occurred prior to the Transition Date. The Company elected to apply IFRS 3 to business combinations that occurred prospectively from the Transition Date and as such business combinations completed before the transition date have not been restated.

Cumulative translation differences – The Company has elected not to retrospectively apply the requirements for cumulative translation differences that existed at the date of transition to IFRS.  Therefore the cumulative translation differences for all foreign operations are deemed to be zero at the date of transition to IFRS.

IFRS mandatory exceptions applicable to the Company:

Estimates - Hindsight was not used to create or revise estimates. The estimates previously made by the Company under previous GAAP were not revised for application of IFRS except where necessary to reflect any difference in accounting policies.

Reconciliation of previous GAAP to IFRS:

In preparing its opening IFRS balance sheet, the Company has adjusted amounts previously reported in the annual consolidated financial statements prepared in accordance with previous GAAP. An explanation of how the transition from previous GAAP to IFRS has affected the Company’s financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 26 – TRANSITION TO IFRS (continued)

Reconciliation of assets, liabilities and equity as reported under previous GAAP to IFRS:
		March 1, 2010			August 31, 2010			February 28, 2011
	Note	CND GAAP	ADJ	IFRS	CND GAAP	ADJ	IFRS	CND GAAP	ADJ	IFRS
		$	$	$	$	$	$	$	$	$
Assets
Current assets
Cash		3,210,026		3,210,026	142,331		142,331	4,046,937		4,046,937
Trade and other receivables		19,863,014		19,863,014	23,190,602		23,190,602	24,431,410		24,431,410
Inventories		16,956,355		16,956,355	21,781,197		21,781,197	23,242,076		23,242,076
Income taxes recoverable		879,498		879,498	-		-	-		-
Deferred income taxes	( e )	15,315	(15,315)	-	79,911	(79,911)	-	878,126	(878,126)	-
Prepaid expenses		429,418		429,418	706,540		706,540	413,349		413,349
Due from related parties		1,262,490		1,262,490	7,367,229		7,367,229	-		-
Assets held for sale		-		-	-		-	175,847		175,847
Total current assets		42,616,116		42,600,801	53,267,810		53,187,899	53,187,745		52,309,619

Non-current assets
Property, plant and equipment	( d )	30,593,011	440,246	31,033,257	28,775,720		28,775,720	28,988,015		28,988,015
Goodwill		6,826,304		6,826,304	10,857,915		10,857,915	10,785,659		10,785,659
Intangible assets		3,333,304		3,333,304	11,085,717		11,085,717	10,328,286		10,328,286
Deferred income taxes	( e )	-	15,315	15,315	-	79,911	79,911	-	878,126	878,126
Total assets		83,368,735		83,808,981	103,987,162		103,987,162	103,289,705		103,289,705

Liabilities and shareholders' equity
Current liabilities
Bank indebtedness		4,525,697		4,525,697	2,893,743		2,893,743	7,147,628		7,147,628
Accounts payable		9,884,952		9,884,951	10,943,900		10,943,900	16,116,233		16,116,233
Income taxes payable		-		-	164,230		164,230	677,607		677,607
Current portion of long term debt		206,156		206,156	-		-	4,108,092		4,108,092
Deferred income		-		-	-		-	509,571		509,571
Due to related parties		-		-	-		-	1,414,874		1,414,874
Provisions		322,739		322,739	357,512		357,512	675,945		675,945
Preferred shares		1,653,600		1,653,600	-		-	-		-
Total current liabilities		16,593,144		16,593,143	14,359,385		14,359,385	30,649,950		30,649,950

Non-current liabilities
Long term debt		5,123,896		5,123,896	17,165,551		17,165,551	12,263,729		12,263,729
Provisions		2,526,649		2,526,649	2,419,267		2,419,267	1,960,404		1,960,404
Deferred income taxes		1,457,022	110,062	1,567,084	2,271,892		2,271,892	1,464,477		1,464,477
Total liabilities		25,700,711		25,810,772	36,216,095		36,216,095	46,338,560		46,338,560

Shareholders' equity
Share capital		100		100	100		100	100		100
Foreign currency translation reserve	( b )	(1,492,222)	1,492,222	-	(1,333,904)	1,492,222	158,318	(2,361,370)	1,492,222	(869,148)
Retained earnings		59,493,341	(1,162,037)	58,331,304	65,784,252	(1,492,222)	64,292,030	55,779,555	(1,492,222)	54,287,333
Non-controlling interest		(333,195)		(333,195)	3,320,619		3,320,619	3,532,860		3,532,860
Total shareholders’ equity and non-controlling interest		57,668,024		57,998,209	67,771,067		67,771,067	56,951,145		56,951,145
Total liabilities and shareholder’s equity		83,368,735		83,808,981	103,987,162		103,987,162	103,289,705		103,289,705

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 26 – TRANSITION TO IFRS (continued)
Reconciliation of net and comprehensive income as reported under previous GAAP to IFRS:

		For the six months ended August 31, 2010			For the year ended february 28, 2011
	Note	CND GAAP	ADJ	IFRS	CND GAAP	ADJ	IFRS
		$	$	$	$	$	$

Revenue		54,884,077		54,884,077	118,069,223		118,069,223
Cost of goods and services		30,380,811		30,380,811	65,970,424		65,970,424
Gross profit		24,503,266	-	24,503,266	52,098,799	-	52,098,799

General and administrative		14,278,412		14,278,412	35,476,241		35,476,241
Finance costs	( c )	442,620	(122,609)	320,011	1,242,942	(122,609)	1,120,333
Total expenses		14,721,032		14,598,423	36,719,183		36,596,574
Income from operations		9,782,234		9,904,843	15,379,616		15,502,225

Other income (expense)	( d )	356,059	(342,897)	13,162	(1,048,253)	(342,897)	(1,391,150)

Income before income taxes		10,138,293		9,918,005	14,331,363		14,111,075
Current income taxes		3,011,383		3,011,383	5,161,317		5,161,317
Deferred income taxes	( e )	252,973	(110,062)	142,911	(1,203,594)	(110,062)	(1,313,656)
Net income from continuing operations		6,873,937		6,763,711	10,373,640		10,263,414
Loss from discontinued operations		(281,170)		(281,170)	(2,104,477)		(2,104,477)
Net income		6,592,767		6,482,541	8,269,163		8,158,937

Net income for the period attributable to:
Common shareholders		6,598,953		6,488,727	8,390,267		8,280,041
Non-controlling interest		(6,186)		(6,186)	(121,104)		(121,104)
		6,592,767		6,482,541	8,269,163		8,158,937

Basic and diluted earnings per common share from:
Continuing operations		6,874		6,764	10,374		10,263
Discontinued operations		(281)		(281)	(2,104)		(2,104)
Total income		6,593		6,483	8,270		8,159
Weighted average number of shares outstanding		1,000		1,000	1,000		1,000

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the six months ended August 31, 2010			For the year ended february 28, 2011
	CND GAAP	ADJ	IFRS	CND GAAP	ADJ	IFRS
Net income	6,592,767	(110,226)	6,482,541	8,269,163	(110,226)	8,158,937
Other comprehensive income:
Foreign currency translation adjustment to equity	158,318		158,318	(869,148)		(869,148)
Other comprehensive income	158,318		158,318	(869,148)		(869,148)
Total comprehensive income	6,751,085		6,640,859	7,400,015		7,289,789

Total comprehensive income for the period attributable to:
Common shareholders	6,757,271		6,647,045	7,521,119		7,410,893
Non-controlling interest	(6,186)		(6,186)	(121,104)		(121,104)
	6,751,085		6,640,859	7,400,015		7,289,789

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 26 – TRANSITION TO IFRS (continued)

Explanatory Notes on the Transition to IFRS:

(a)	Recognition and componentization of property, plant and equipment

Under IAS 16 each part of an item of property, plant and equipment with a cost that is significant in relation to the cost of the item shall be depreciated separately.  Under previous GAAP the Company did not attempt to separate items of property, plant and equipment beyond an aggregate amount for an asset or asset group.  Under previous GAAP and IFRS a depreciation method must be used to allocate the depreciable amount of an asset on a systematic basis over its useful life.  However, what is recognized as an asset under IFRS is a smaller component of an asset.  The Company has not identified any differences when applying component assets identified under IFRS and the specific useful lives estimated for each component as compared to previous GAAP.

(b)	Foreign exchange translation

In accordance with IFRS transitional provisions, the Company elected to reset the cumulative translation adjustment, which includes gains and losses arising from the translation of foreign operations, to zero at the date of transition to IFRS.  The cumulative translation adjustment reset was $1,492,222 with an offsetting increase to opening retained earnings, as a result of the re-translation.

(c)	Borrowing costs

According to IAS 23, borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are to be capitalized as part of the cost of that asset. A qualifying asset is an asset that necessarily takes a substantial period of time to get ready for its intended use or sale.  Under previous GAAP the Company was not required to capitalize such borrowing costs and accordingly expensed them.  As a first-time adopter of IFRS, the Company applied the transitional provisions of IAS 23 which allows the capitalization of borrowing cost at a date earlier than the date of transition which is March 1, 2010.  This resulted in the Company capitalizing borrowing costs relating to all qualifying assets that commenced on September 2, 2008.  Previously expensed borrowing costs related to the construction of qualifying assets have resulted in an increase in property and equipment and a decrease in interest and bank charges. This resulted in an increase in retained earnings of $330,184 net of deferred tax and $440,246 in property, plant and equipment at the date of transition and an additional $122,609 in the 6 months ending August 31, 2010.  The increase in the asset resulted in an increase in the gain (loss) on asset disposition to a related party in the 6 month period ending August 31, 2010 as discussed below.

(d)	Related party transactions

The Company acquired and sold certain assets to related parties that, under previous GAAP, were recognized at their carrying amount with the difference, if any, between the consideration paid or received and the carrying amount recognized as a charge or credit to retained earnings.  Under IFRS, there is no similar guidance for related party transactions and as such the transactions are recognized at fair value as agreed by the parties.  Accordingly, the initial charge or credit to retained earnings was reversed and the related acquired asset or gain (loss) on asset disposition was recognized.

(e)	Income taxes

The carrying amounts used in the determination of the Company’s deferred tax liabilities were directly impacted by the IFRS transition adjustments described above.

Previously the Company presented current and non-current deferred income taxes on the basis of nature of the item to which they relate.  IFRS requires that deferred income taxes be presented as non-current.  Accordingly, on transition to IFRS the Company has reclassified current deferred income tax assets and liabilities to long term deferred income tax assets and liabilities.

QUINN’S OILFIELD SUPPLY LTD.
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended August 31, 2011 and 2010
(Expressed in Canadian dollars)
(Unaudited)

NOTE 26 – TRANSITION TO IFRS (continued)

(f)	Statement of cash flows

The transition to IFRS did not result in any significant impact to the Company’s operating, investing and financing cash flows for the six months ended August 31, 2010 and the year ended February 28, 2011.

NOTE 27 – RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with IFRS which, in most respects, conforms to U.S. GAAP.  Any measurement differences in accounting principles between IFRS and U.S. GAAP as they apply to the Company are not material, except as described below and do not reflect any disclosure differences that may exist between IFRS and U.S. GAAP.

a)	Deferred Income Taxes

Pursuant to IFRS, taxes based on rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period are used to calculate deferred income tax, whereas U.S. GAAP applies enacted tax rates.  There are no differences for the six months ended August 31, 2011 and 2010 relating to tax rate differences.